UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

SOLAR INTEGRATED ROOFING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56256	90-1502972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Ste 200

Henderson, Nevada 89052

(Address of principal executive offices) (zip code)

(702) 589-4651

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2023, Solar Integrated Roofing Corp. (the “Company”), entered into an Addendum (the “Addendum”) to the Stock Purchase Agreement dated March 15, 2021, by and between Amad Noruz and Tim Hatamian (the “Sellers”) and the Company, pursuant to which the Company agreed to purchase the remaining 40% interest of Pacific Lighting Mgt, Inc., a California corporation (the “Subsidiary”), for $600,000, with $200,000 due March 15, 2023, $200,000 due April 15, 2023, and $200,000 due May 15, 2023. Prior to this purchase, the Company owned 60% of the Subsidiary.

The foregoing description of the Addendum and its terms is qualified in its entirety by reference to the full text of the Addendum filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2023, the Company filed with the State of Nevada a Certificate of Amendment to its Articles of Incorporation, increasing the number of shares of common stock authorized for issuance by the Company to 1,500,000,000 shares.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Addendum to Stock Purchase Agreement dated March 13, 2023
3.1	Certificate of Amendment to Certificate of Incorporation filed March 16, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Integrated Roofing Corp.

Date: March 17, 2023	By:	/s/ David Massey
	Name:	David Massey
	Title:	Chief Executive Officer